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                                                                    EXHIBIT 23.1



                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS



Electric City Corp.
Elk Grove Village, Illinois

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 9, 2004, except for Note 19, which is as of March 19, 2004, relating to the consolidated financial statements of Electric City Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



Chicago, Illinois                                   /s/ BDO Seidman, LLP
April 30, 2004